                                                                     EXHIBIT 3.4

                                     BYLAWS

                                       OF

                             ESCO TECHNOLOGIES INC.

                              AMENDED AND RESTATED

                                      AS OF

                                 AUGUST 7, 2003

                                     BYLAWS

                                       OF

                             ESCO TECHNOLOGIES INC.

                                      INDEX

ARTICLE ONE - OFFICES.....................................................................................    1

       Section 1.1    Registered Office...................................................................    1
       Section 1.2    Other Offices.......................................................................    1

ARTICLE TWO - SHAREHOLDERS' MEETINGS......................................................................    1

       Section 2.1    Annual meetings.....................................................................    1
       Section 2.2    Special Meetings....................................................................    2
       Section 2.3    Notice of Meetings..................................................................    2
       Section 2.4    Quorum; Adjournment.................................................................    2
       Section 2.5    Voting..............................................................................    3
       Section 2.6    Action by Consent...................................................................    3

ARTICLE THREE - BOARD OF DIRECTORS........................................................................    3

       Section 3.1    Number, Election and Term...........................................................    3
       Section 3.2    Powers..............................................................................    4
       Section 3.3    Meetings; Quorum....................................................................    4
       Section 3.4    Action by Consent...................................................................    5
       Section 3.5    Resignation of  Directors...........................................................    5
       Section 3.6    Compensation of Directors...........................................................    5
       Section 3.7    Committees; General Rules...........................................................    6
       Section 3.8    Qualifications......................................................................    6
       Section 3.9    Directors Emeritus and Advisory Directors...........................................    6

ARTICLE FOUR - OFFICERS...................................................................................    7

       Section 4.1    Number, Election and Term...........................................................    7
       Section 4.2    Chairman of the Board...............................................................    8
       Section 4.3    President...........................................................................    8
       Section 4.4    Vice Chairman of the Board..........................................................    8
       Section 4.5    Vice Presidents.....................................................................    9
       Section 4.6    Secretary and Assistant Secretaries.................................................    9
       Section 4.7    Treasurer and Assistant Treasurers..................................................    9
       Section 4.8    Controller and Assistant Controllers................................................   10
       Section 4.9    Appointed Officers..................................................................   10

ARTICLE FIVE - CAPITAL STOCK..............................................................................   10

       Section 5.1    Stock Certificates..................................................................   10
       Section 5.2    Transfer of Stock...................................................................   11
       Section 5.3    Closing of Transfer Books and Fixing of Record Date.................................   11
       Section 5.4    Lost or Destroyed Certificates......................................................   12
       Section 5.5    Transfer Agents and Registrars......................................................   13

ARTICLE SIX - CORPORATE SEAL..............................................................................   13
ARTICLE SEVEN - FISCAL YEAR...............................................................................   13

                                     BYLAWS

                                       OF

                             ESCO TECHNOLOGIES INC.

                                   ARTICLE ONE

                                     OFFICES

                  Section 1.1 Registered Office. The registered office of the Corporation in Missouri shall be located at 8888 Ladue Road, Suite 200, St. Louis, Missouri, 63124, or at such other address within the State of Missouri as the Board of Directors may from time to time authorize by duly adopted resolution.

                  Section 1.2 Other Offices. The Corporation may maintain such other offices both within and without the State of Missouri as the business of the Corporation may from time to time require or as the Board of Directors may determine.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

                  Section 2.1 Annual Meetings. The annual meeting of shareholders for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place within or without the State of Missouri as the Board of Directors may direct In the notice of such meeting, on the first Monday in February of each year if not a legal holiday or, if a legal holiday, on the next succeeding business day not a legal holiday, commencing with February 4, 1991; provided, however, the day fixed for such meeting in any year may be changed, by resolution of the Board of Directors, to such other day which is not a legal holiday, as the Board of Directors may deem to be desirable or appropriate, subject to any applicable limitations of law. Every meeting of the shareholders shall be convened at the hour stated in the notice for the meeting and continue until declared adjourned by a vote of the shareholders present or declared adjourned by the presiding officer.

                  Section 2.2 Special Meetings. Special meetings of the shareholders or of the holders of any special class of stock of the Corporation, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called only by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors or the President by request of such a meeting in writing. Such request shall be delivered to the Secretary of the Corporation and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Corporation's Articles of Incorporation, by these Bylaws or by law, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as is specified in the request.

                  Section 2.3 Notice of Meetings. Written or printed notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than 10 nor more than 70 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where such shareholder attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited In the United States mail with first class postage thereon prepaid, addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

                  Section 2.4 Quorum; Adjournment. A majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote, but less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.

                  Section 2.5 Voting. Subject to the rights of any holders of preferred stock, each outstanding share entitled to vote under the provisions of the Articles of Incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by the Corporation's Articles of Incorporation, by these Bylaws or by law. No person shall be admitted to vote on any shares belonging or hypothecated to the Corporation. A shareholder may vote either in person or by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact.

                  Section 2.6 Action by Consent. Unless otherwise prescribed by the Articles of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE THREE

                               BOARD OF DIRECTORS

                  Section 3.1 Number, Election and Term.

                           (a)      The Board of Directors shall consist of a
minimum of three persons and a maximum of ten persons; provided, however, that except as otherwise provided In the Articles of Incorporation the number of Directors may be determined from time to time only by the affirmative vote of a majority of the Board of Directors; and provided, further, that any change in the number of Directors shall be reported to the Secretary of State of the State of Missouri within 30 calendar days of such change.

                           (b)      The Board of Directors shall be divided into
three classes, as nearly equal in number as possible. In the event of any increase in the number of Directors, any additional Directors shall be added to such classes as may be necessary so that all classes shall be as nearly equal in number as possible. In the event of any decrease in the number of Directors, all classes of Directors shall be decreased as nearly equally as may be possible. No reduction in the number of Directors shall affect the term of office of any incumbent Director. Subject to the foregoing, the Board of Directors shall determine the class or classes to which any additional Directors shall be added and the class or classes which shall be decreased in the event of any decrease in the number of Directors.

                           (c)      With respect to the initial Board of
Directors of the Corporation, the first class of Directors shall hold office until the first annual meeting of shareholders, the second class of Directors shall hold office until the second annual meeting of shareholders and the third class of Directors shall hold office until the third annual meeting of shareholders. Thereafter, Directors shall be elected to hold office for a term of three years, and at each annual meeting of shareholders, the successors to the class of Directors whose terms shall then expire shall be elected for a term expiring at the third succeeding annual meeting after that election.

                  Section 3.2 Powers. The property and business of the Corporation shall be managed and controlled by or under the direction of the Board of Directors, which shall exercise or direct the exercise of all of the powers of the Corporation and do or cause to be done all acts and things as are not, by the Corporation's Articles of Incorporation, by these Bylaws or by law, directed or required to be done or exercised by the shareholders.

                  Section. 3.3 Meetings; Quorum. Regular meetings of the Board of Directors shall be held at such places, within or without the State of Missouri, and on such days and at such times as shall be fixed from time to time by the Board of Directors. Rules of procedure for the conduct of such meetings may be adopted by resolution of the Board of Directors. Notice of such regular meetings need not be given. A majority of members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn a meeting to another time or day if a quorum is not present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation's Articles of Incorporation, by these Bylaws or by law. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Missouri, upon the call of the Chairman of the Board of Directors, the President or Secretary of the Corporation by oral, written, telefax or telegraphic notice duly given, sent or mailed to each Director, at such Director's last known address, not less than twenty-four hours before such meeting; provided, however, that any director may, at any time, in writing or by telegram, waive notice of any meeting at which he may not be or may not have been present. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

                  Section 3.4 Action by Consent. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the Directors. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the members of the committee.

                  Section 3.5 Resignation of Directors. Any Director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.6 Compensation of Directors. Directors, as such, may receive such compensation and be reimbursed for expenses of attendance at any meeting of the Board of Directors as shall be determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 3.7 Committees; General Rules. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more Directors to constitute a committee. Each committee, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Vacancies in the membership of each committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee.

                  Section 3.8 Qualifications. A person shall not be eligible for election as a Director under Section 3.1 of this Article Three if such person's 75th birthday shall fall on a date prior to the commencement of the term for which such person is to be elected or appointed. No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the Board of Directors to have acted in a manner contrary to the best interests of the Corporation, including, but not limited to, the violation of either Federal or State law, or breach of any agreement between that Director and the Corporation relating to his services as a Director, employee or agent of the Corporation. A Director need not be a shareholder.

                  Section 3.9 Directors Emeritus and Advisory Directors. The Board of Directors may from time to time create one or more positions of Director Emeritus and Advisory Director, and may fill such position or positions for such terms as the Board of Directors deems proper. Each Director Emeritus and Advisory Director shall, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors but shall do so solely as an observer. Notice of meetings of the Board of Directors to a Director Emeritus or Advisory Director shall not be required under any applicable law,

The Articles of Incorporation or these Bylaws. Each Director Emeritus and Advisory Director shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors. No Director Emeritus or Advisory Director shall be entitled to vote on any business coming before the Board of Directors, nor shall they be counted as members of the Board of Directors for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever. In the case of a Director Emeritus or Advisory Director, the occurrence of any event which in the case of a Director would create a vacancy on the Board of Directors, shall be deemed to create a vacancy in such position; but the Board of Directors may declare the position terminated until such time as the Board of Directors shall again deem it proper to create and to fill the position.

                                  ARTICLE FOUR

                                    OFFICERS

                  Section 4.1 Number, Election and Term. The officers of the Corporation shall be a Chairman of the Board, a President and a Secretary who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. The Board of Directors may also choose one or more Vice-Chairmen of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person. Officers of the Corporation may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President, Chief Operating Officer and Chief Administrative Officer. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding election of the Board of Directors and until their successors shall have been duly elected and qualified.

                  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  Section 4.2 Chairman of the Board. The Chairman shall be the Chief Executive Officer of the Corporation. In addition to his duties as Chairman and Chief Executive Officer, he shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board of Directors, shall have full authority In respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation. Unless otherwise determined by the Board of Directors, he shall also be, ex officio, a member of all standing Committees of the Board of Directors, shall preside at all meetings of the shareholders and Directors at which he is present and shall perform any other duties prescribed by the Board of Directors or these Bylaws.

                  Section 4.3 President. The President shall, In the absence or disability of the Chairman and Vice Chairman, perform the duties and exercise the powers of the Chairman, including presiding at all meetings of the shareholders and directors at which he is present. He shall perform any duties prescribed by the Chairman of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                  The President shall have equal authority with the Chairman and any Vice-Chairman to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                  Section 4.4 Vice Chairmen of the Board. Vice Chairmen, if any, may but need not be executive officers of the Corporation. The Vice Chairman, or, if there shall be more than one, the Vice Chairmen in order of seniority, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman, and shall perform such other duties, and have such other powers as the Chairman or the Board of Directors may, from time to time, prescribe. Each Vice Chairman shall have equal authority with the Chairman and the President with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation.

                  Section 4.5 Vice Presidents. The Vice Presidents, if any, in the order of their seniority shall, In the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

                  Section 4.6 Secretary and Assistant Secretaries. The Secretary shall keep or cause to be kept a record of all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform any other duties prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep In safe custody the seal of the Corporation and shall affix the same to any instrument requiring it.

                  The Assistant Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

                  Section 4.7 Treasurer and Assistant Treasurers. The Treasurer, if any, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

                  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  The Assistant Treasurers, if any, in the order of their seniority shall, In the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform any other duties prescribed by the Board of Directors.

                  Section 4.8 Controller and Assistant Controllers. The Controller, if one Is elected by the Board of Directors, shall have charge of the accounting records of the Corporation, shall maintain appropriate internal control and auditing of the Corporation, and shall perform such other duties as directed by the Board of Directors, the Chairman or other senior officers. The Assistant Controllers, if any, in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall have any other duties prescribed by the Board of Directors.

                  Section 4.9 Appointed Officers. In addition to the corporate officers elected by the Board of Directors, the Chairman may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the Chairman may deem appropriate. The Chairman may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments with or without cause. Such appointments and termination of appointments shall be reported periodically to the Board of Directors.

                                  ARTICLE FIVE

                                  CAPITAL STOCK

                  Section 5.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Corporation, signed by the Chairman, the President or a Vice

President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. If the certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile signature, or may be engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is Issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of Issue.

                  Section 5.2 Transfer of Stock. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. Except as otherwise expressly provided by the statutes of the State of Missouri, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

                  Section 5.3 Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have the power to close the transfer books of the Corporation for a period not exceeding 70 days prior to the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In lieu of so closing the transfer books, the Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting and any adjournment thereof, or entitled to receive payment of any dividend or any allotment of rights, or entitled to exercise the rights in respect of any change, conversion or exchange of shares, up to 70 days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the

Payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In such case only the shareholders who are shareholders of record on the record date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment of the meeting.

                  Section 5.4 Lost or Destroyed Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Corporation may issue a new certificate in place of any certificate theretofore Issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or the owner's legal representative to give the Corporation a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any Officer or Officers of the Corporation any of the powers and authorities contained in this section.

                  Section 5.5 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies or other financial Institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both; and may change or remove any such transfer agent or registrar of transfers.

                                   ARTICLE SIX

                                 CORPORATE SEAL

                  The corporate seal shall be circular in form and shall bear the name of the Corporation, the year of Its Incorporation and the words "Corporate Seal" and "Missouri" and otherwise shall be such form as shall be approved from time to time by the Board of Directors.

                                  ARTICLE SEVEN

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall begin on the first day of October of each year.